UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - May 2, 2005

Integrated Alarm Services Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50343	42-1578199
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

One Capital Center, 99 Pine Street,  3rdFloor, Albany, NY 12207
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 426-1515

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 2, 2005, Integrated Alarm Services Group, Inc. (the “Company”) was notified of the resignation of A. Clinton Allen, one of its directors, which resignation was effective on May 3, 2005. Mr. Allen was an independent director of the Company and was the chairman of its compensation committee.

ITEM 8.01 OTHER EVENTS.
As previously reported, the Company failed to file on a timely basis its Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2004. As a consequence of its inability to file its Form 10-K on a timely basis , the Company also was unable to comply with a number of document delivery covenants under the indenture governing the Company’s $125 million aggregate principal amount of 12% Senior Secured Notes due 2011 (the “Notes”). On April 5, 2005, the trustee under that indenture gave the Company a written notice of default.

On May 4, 2005, the Company received from a majority of the holders of the Notes a waiver of the defaults referenced in the trustee’s notice of default through June 13, 2005 (i.e., the Company has until June 13, 2005 to file its Form 10-K and the other required certificates and statements) and a waiver of compliance through June 27, 2005 with respect to the timely filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (i.e., the Company has until June 27, 2005 to file such Form 10-Q).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                             INTEGRATED ALARM SERVICES GROUP, INC.

                                                    By:  /s/ Timothy M. McGinn____________________
                                                            Timothy M. McGinn
                                                                                                     Chairman and Chief Executive Officer
DATED: May 4, 2005